UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

May 26, 2011 (May 25, 2011)
(Date of Report (date of earliest event reported))

Hughes Communications, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-33040	13-3871202
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee IdentificationNumber)

11717 Exploration Lane Germantown, Maryland 20876
(Address of principal executive office and Zip code

 (301) 428-5500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)
The Hughes Communications, Inc. (the “Company”) Annual Meeting of Stockholders was held on May 25, 2011.  Four proposals were submitted to stockholders, as described in the 2011 Proxy Statement, and were approved by stockholders at the meeting.

(b)
The stockholders elected all of the Company’s nominees for director and ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered accountant for the fiscal year ending December 31, 2011. In addition, in non-binding advisory votes, the stockholders approved the resolution related to the compensation of the Company's executive officers, or say on pay vote, and voted to have say on pay votes every three years in the future.  The proposals and results of the stockholder votes are as follows:

Proposal 1: Election of directors.

Nominee	Votes For	Votes Withheld
Andrew D. Africk	16,784,189	1,338,915
O. Gene Gabbard	18,086,449	36,655
Pradman P. Kaul	17,062,837	1,060,267
Jeffrey A. Leddy	17,040,751	1,082,353
Lawrence Ruisi	18,086,553	36,551
Aaron J. Stone	16,784,072	1,339,032
Michael Weiner	18,086,510	36,594

Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accountant of the Company for the fiscal year ending December 31, 2011.

Votes For	Votes Against	Abstentions
20,000,127	6,569	2,591

Proposal 3: Non-binding advisory vote on a resolution approving the compensation of the Company’s executive officers pursuant to the compensation disclosure rules of the Securities and Exchange Commission, or “say on pay” vote.

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,286,020	52,231	784,853	1,886,183

Proposal 4: Non-binding advisory vote on the frequency with which say on pay votes should be held in the future.

1 Year	2 years	3 Years	Abstain
3,492,033	11,654	13,834,677	784,740

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hughes Communications, Inc.

Date: May 26, 2011	By:	/s/ Dean A. Manson
	Name:	Dean A. Manson
	Title:	Senior Vice President,
General Counsel and Secretary